UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 11, 2009

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective January 1, 2009, Hornbeck Offshore Services, Inc., or the Company, adopted the provisions of Financial Accounting Standards Board, or FASB, Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” or APB 14-1. APB 14-1 requires the allocation of proceeds to a liability component and an equity component in connection with the issuance of convertible debt. The liability component, which is reflected as debt issued at a discount, is amortized as additional non-cash interest expense over the period the convertible debt is expected to be outstanding. APB 14-1 is applied retrospectively upon adoption.

In this Current Report on Form 8-K, the Company is filing (i) Item 6 - Selected Financial Data, (ii) Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (iii) Item 15 - Consolidated Financial Statements, each of which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and have been revised to give effect to the retrospective adoption of APB 14-1.

The information in this Current Report on Form 8-K should be read in conjunction with the Company’s 2008 Annual Report on Form 10-K and any documents filed by the Company subsequent to March 2, 2009. This new accounting rule principally impacted property, plant and equipment, deferred taxes, debt, equity, and interest expense. No other changes from the amounts or disclosures originally reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, other than those necessitated by the retrospective revision provisions of APB 14-1, have been included in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
23.1*	—	Consent of Ernst & Young LLP

99.1*	—	Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Consolidated Financial Statements (adjusted to reflect the retrospective application of APB 14-1)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: August 11, 2009	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer